                                                                    EXHIBIT 99.8

                            COTELLIGENT GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    NINE MONTHS
                                          YEAR ENDED MARCH 31,         ENDED
                                        --------------------------  DECEMBER 31,
                                         1995     1996      1997        1997
                                        -------  -------  --------  ------------
Cash flows from operating activities:
 Net income............................ $   539  $ 2,612  $  3,710    $  3,702
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
   Depreciation and amortization.......     330      310     1,146       1,280
   Deferred income taxes, net..........      --     (587)      297        (222)
   Gain on disposal of property and
    equipment .........................      --     (325)       --          --
   Provision for doubtful accounts.....      72      195       472         925
   Changes in current assets and
    liabilities:
    Accounts receivable................  (3,654)  (1,769)  (11,979)    (13,091)
    Prepaid expenses and other current
     assets............................    (143)    (226)     (325)       (809)
    Accounts payable and accrued
     expenses..........................   3,159    1,333     6,023       6,848
    Income taxes payable...............     (36)     349      (297)      2,691
   Changes in other assets.............      (4)     321      (276)        (61)
   Changes in long-term liabilities....      --       --      (911)        (11)
                                        -------  -------  --------    --------
     Net cash provided by (used in)
      operating activities.............     263    2,213    (2,140)      1,252
Cash flows from investing activities:
 Proceeds from sale of assets..........      53      374        --          --
 Purchase of businesses, net of cash of
  acquired companies...................      --       --    (2,915)     (8,259)
 Purchases of property and equipment...    (586)    (867)   (4,394)     (2,194)
 Advances to related parties...........     (25)      --        --          --
 Cash and cash equivalents of Initially
  Acquired Companies at acquisition....      --      525        --          --
                                        -------  -------  --------    --------
     Net cash provided by (used in)
      investing activities.............    (558)      32    (7,309)    (10,453)
Cash flows from financing activities:
 Redemption of common stock............      --     (120)       --          --
 Proceeds on long-term debt............     168      471     (427)      12,070
 Principal payments on long-term debt..     (55)     (19)       --          --
 Payments on capital lease obligations.      --      (49)     (185)         --
 Distribution to Initially Acquired
  Companies' former stockholders.......      --   (3,492)       --          --
 Dividends and distributions...........  (1,734)  (1,536)   (2,672)       (546)
 Net borrowings (repayments) on short-
  term debt............................     996   (1,140)      443      (4,597)
 Borrowings on loans with former
  related parties......................      10      848        --          --
 Repayments on loans with former
  related parties......................      --     (700)     (417)         --
 Net proceeds from issuance of common
  stock................................     229   17,341       469          54
 Net change in cash due to conforming
  fiscal year end of
  Pooled Companies.....................      --      539       201          --
                                        -------  -------  --------    --------
     Net cash provided by (used in)
      financing activities.............    (386)  12,143    (2,588)      6,981
                                        -------  -------  --------    --------
 Net increase (decrease) in cash and
  cash equivalents.....................    (681)  14,388   (12,037)     (2,220)
 Cash and cash equivalents at beginning
  of period............................   1,234      553    14,941       2,904
                                        -------  -------  --------    --------
 Cash and cash equivalents at end of
  period............................... $   553  $14,941  $  2,904    $    684
                                        =======  =======  ========    ========

                            COTELLIGENT GROUP, INC.

                                 (IN THOUSANDS)



                                                     YEAR ENDED    NINE MONTHS
                                                      MARCH 31,       ENDED
                                                  ----------------  DECEMBER 31,
                                                  1995 1996  1997      1997
                                                  ---- ---- ------ ------------
Supplemental disclosures of cash flow
 information:
  Interest paid.................................. $137 $374 $  570    $  545
  Income taxes paid..............................   63  530  3,460     3,818
  Stock to acquire business......................   --   --     --     7,464
Non-cash investing and financing transactions:
  Capital lease obligations incurred ............   10  158    188        --
  Conversion of trade accounts receivable to note
   receivable....................................   --   53     --        --
  Net liabilities of immaterial Pooled Companies.   --   --    187        --
  Tax benefit on stock options exercised.........   --   --    295        --



                                      F-7